Exhibit 10.54

PG&E Corporation and Pacific Gas and Electric Company
Executive Incentive Compensation Recoupment Policy
Effective February 17, 2010

The PG&E Corporation Executive Incentive Compensation Recoupment Policy (Policy) applies if either PG&E Corporation or Pacific Gas and Electric Company (each a Company) restates financial statements that were filed with the Securities and Exchange Commission (SEC) within the three years preceding the restatement.

Under the proposed Policy, if either Company restates its financial statements with respect to any fiscal year within the three-year period preceding the filing of the restatement (a Restatement Year), the PG&E Corporation Compensation Committee (Compensation Committee) and, if applicable, the Board of Directors of that Company may, in good faith exercise of their reasonable discretion and to the extent permitted by law, seek recoupment of performance-based short-term and long-term incentive compensation previously provided with respect to a Restatement Year to any individual who served as a Section 16 Officer 1 of that Company during that Restatement Year.

The Compensation Committee and, if applicable, each Company’s Board may exercise their discretion to recoup performance-based incentive compensation that:

•	was previously provided with respect to a Restatement Year to any individual who was a Section 16 Officer of PG&E Corporation or Pacific Gas and Electric Company during such a Restatement Year, and

•
is no greater than the difference between the amount of performance-based short-term and long-term incentive compensation previously provided to such Section 16 Officer and the lower payment that would have been received by that Section 16 Officer if the financial statements had originally been filed as subsequently restated (with the Compensation Committee and, if applicable, the Board, exercising discretion regarding whether to adjust the values to account for the tax consequences to the Section 16 Officer) and

•	was paid after the effective date of this Policy.

The Boards of Directors of each Company delegate the administration of the Policy to the Compensation Committee, including authority to determine whether or not to seek recoupment of compensation, except that decisions will be made by each Board of Directors with respect to that particular Company’s Chief Executive Officer.2

1
“Section 16 Officer” includes an “officer” of either Company who is subject to the reporting and short swing profit liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended.

2	The Board of Directors shall make this determination with respect to the Company’s President, in the event the chief executive officer position is not occupied.